Exhibit 99.1
FOR RELEASE Friday, May 30, 2008
QUIPP ANNOUNCES DEFINITIVE ACQUISITION PRICE IN MERGER AGREEMENT WITH ILLINOIS TOOL WORKS INC.
Quipp Shareholders to Receive $5.41 Per Share in the Merger Transaction
MIAMI, FL, May 30, 2008 — Quipp, Inc. (Nasdaq: QUIP) announced today that, based on an anticipated June 2, 2008 closing date for its acquisition by Illinois Tool Works Inc. and the amount of its “Closing Cash,” as defined in the merger agreement with Illinois Tool Works Inc. and Headliner Acquisition Corporation, the consideration per share to be paid to Quipp shareholders in the transaction is $5.41 per share. Quipp’s shareholders will vote on the merger agreement and the related merger at a special meeting of shareholders to be held on June 2, 2008 and the transaction is expected to be completed shortly thereafter.
Quipp, Inc., through its operating subsidiary Quipp Systems, Inc., designs, manufactures and installs material handling systems and equipment to facilitate the automated inserting, assembly, bundling and movement of newspapers from the printing press to the delivery truck.
Cautionary Note Regarding Forward-looking Statements
This release contains one or more forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the price per share in the transaction and the expected timing of the closing of the transaction. Forward-looking statements are identified by words such as “will,” “expected,” “believe” and other similar words. Quipp cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. A variety of known and unknown risks and uncertainties could cause actual results to differ materially from the anticipated results which include, but are not limited to: satisfaction of all conditions required for closing, the ability to obtain the approval of Quipp’s shareholders and adverse developments in Quipp’s business. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. Quipp does not undertake any obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.
Additional risks and uncertainties include those detailed from time to time in Quipp’s publicly filed documents, including its annual report on Form 10-K for the year ended December 31, 2007.

Important Merger Information
In connection with the proposed acquisition of Quipp by ITW, Quipp filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on April 30, 2008 and Quipp intends to file other relevant materials with the SEC. The proxy statement was mailed to Quipp shareholders seeking their approval of the proposed transaction. Before making any voting decision with respect to the proposed transaction, shareholders of Quipp are urged to read the proxy statement and all other relevant documents filed with the SEC when they become available, because they will contain important information about the proposed transaction, Quipp and ITW. This release may be deemed to be soliciting material in respect of the proposed transaction.
Investors and security holders will be able to obtain the proxy statement and documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Quipp shareholders may obtain free copies of the proxy statement and other documents filed with the SEC when available by contacting Eric Bello, Quipp’s Chief Financial Officer, at 305-623-8700. You may also read and copy any reports, statements and other information filed by Quipp with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Quipp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Quipp common stock in respect of the proposed transaction. Information about the directors and executive officers of Quipp is available in Amendment No. 1 to Quipp’s Annual Report, on Form 10-K/A, filed with the SEC on April 30, 2008. Investors may obtain additional information regarding the interest of Quipp and its directors and executive officers in the proposed transaction by reading the proxy statement.